SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 28, 2014

AIR INDUSTRIES GROUP
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-29245	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On May 28, 2014, we entered into Subscription Agreements (collectively, the “Subscription Agreements”) with investors who agreed to purchase an aggregate of 1,170,000 shares (the “Shares”) of our common stock for a purchase price of $9.00 per share, or an aggregate of approximately $10,530,000 in gross proceeds.  The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.  The description of the material terms of the Subscription Agreement is qualified in its entirety by reference to Exhibit 10.1.

Taglich Brothers, Inc. (“Taglich”) acted as Placement Agent for the offering of the Shares (the “Offering”).  The Company has agreed to pay Taglich a commission of 8% of the gross proceeds of the Offering, or an aggregate of $842,400.  The Company also has agreed to reimburse Taglich for its out-of-pocket expenses, in an amount not to exceed $75,000, including the fees and disbursements of its legal counsel.  In addition, the Company has agreed to privately issue to Taglich five year warrants to purchase up to 46,800 shares of common stock, which is 4.0% of the shares sold in this offering as additional compensation. The shares issuable upon exercise of these warrants are identical to those offered by this prospectus. The warrants are exercisable for cash or on a cashless basis at per share exercise price equal to $11.25.  The warrants provide for registration rights upon request, in certain cases. In connection with the Offering, the Company and Taglich entered into a Placement Agent Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.  The description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to Exhibit 10.2. The form of the Placement Agent’s Warrant Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by this reference.  The description of the material terms of the Placement Agent‘s Warrant Agreement is qualified in its entirety by reference to Exhibit 10.3.

Under the rules of the Financial Industry Regulatory Authority, or FINRA, Taglich has a conflict of interest in offering our shares of common stock since Taglich and certain of its affiliates own approximately 13.2% of our outstanding shares. Michael N. Taglich, the Chairman of our board of directors, is the president and chairman of Taglich, Robert F. Taglich, a member of our board of directors, is a managing director of Taglich, and Robert Schroeder, a member of our board of directors is vice president - Investment Banking of Taglich. Messrs. Michael N. Taglich and Robert F. Taglich are brothers. Due to this conflict of interest, the offering was made in compliance with the applicable provisions of Rule 5121 of FINRA which requires that a “qualified independent underwriter” as defined in Rule 5121(f)(12) of FINRA Rules, participate in the preparation of the registration statement and prospectus and exercise its usual standards of due diligence in respect thereto.  National Securities Corporation assumed the responsibilities of acting as the qualified independent underwriter in this offering and undertook the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 thereunder.  National Securities Corporation will receive $50,000 in cash as compensation and up to $10,000 expense reimbursement for serving as qualified independent underwriter.  We have agreed to indemnify National Securities Corporation against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

The closing of the Offering is expected to take place on June 3, 2014, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to a prospectus, dated December 11, 2013, a prospectus supplement dated May 28, 2014, and the Company’s shelf registration statement on Form S-3 (Registration No. 333-191748) which was declared effective by the Securities and Exchange Commission on December 11, 2013.

The legal opinion and consent of Eaton & Van Winkle LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 29, 2014, we issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Placement Agent’s Warrant Agreement.
5.1	Opinion of Eaton & Van Winkle LLP.

10.1	Form of Subscription Agreement, dated as of May 28, 2014, between our company and the investors in the Offering.

10.2	Placement Agent Agreement, dated as of May 28, 2014, between our company and Taglich Brothers, Inc.
23.1	Consent of Eaton & Van Winkle LLP (reference is made to Exhibit 5.1 hereto).

99.1	Press Release issued by our company on May 29, 2014.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2014

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer